                                                       Exhibit 10.2

                      SUBSIDIARY GUARANTY AND SECURITY AGREEMENT



         SUBSIDIARY GUARANTY AND SECURITY AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time, this "Agreement"), dated as of June 26, 1997, by and among HELICON CAPITAL CORP., a Delaware corporation (the "Current Guarantor"), such other Persons which from time to time may become party hereto (the "Additional Guarantors", and collectively with the Current Guarantor, the "Guarantors"), THE HELICON GROUP, L.P., a Delaware limited partnership (the "Borrower"), and BANQUE PARIBAS, as agent for the Lenders and the Rate Protection Lenders (in such capacity, the "Agent").


                                       RECITALS

    I. Reference is made to the Credit Agreement, dated as of the date hereof, by and among the Borrower, the Lenders party thereto and Banque Paribas, as Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

    II. It is a condition precedent to the making of the Loans and all other extensions of credit under the Credit Agreement that the Guarantors shall have executed and delivered this Agreement.

    III. Each Guarantor is a Subsidiary of the Borrower and, as such, expects to derive substantial benefit from the Credit Agreement and the transactions contemplated thereby and, in furtherance thereof, has agreed to execute and deliver this Agreement.

    Therefore, in consideration of the Recitals, the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors, the Borrower and the Agent hereby agree as follows:

    1.   Defined Terms

         (a) Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         (b) When used in this Agreement, the following capitalized terms shall have the respective meanings ascribed thereto as follows:

              "Baum Notes": the note, dated as of August 20, 1992, in the original principal amount of $5,000,000 issued by Helicon Group Ltd. to Theodore Baum.

              "Borrower Obligations": all of the obligations and liabilities of the Borrower under the Loan Documents and under each Rate Hedging Agreement entered into by the Borrower with a Rate Protection Lender, in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired, and whether before or after the occurrence of any Insolvency Event, as such obligations and liabilities may be amended, increased, modified, renewed, refinanced, refunded or extended by the Agent, the Lenders and the Rate Protection Lenders from time to time, and including (i) any obligation or liability in respect of any breach of any representation or warranty, and (ii) all post-petition interest and funding losses, whether or not allowed as a claim in any proceeding arising in connection with an Insolvency Event.

              "Collateral": as defined in Section 4.

              "Collateral Account":  as defined in the Senior Indenture.

              "Consideration": as of any date of determination and with respect to each Guarantor, an amount equal to the lesser of (i) the total "value" (within the meaning of Section 548 of the Bankruptcy Code as in effect on the date hereof) given, directly or indirectly, to such Guarantor during the period commencing on the date such Guarantor became a party to this Agreement and ending on such date of determination, in exchange for its execution and delivery of this Agreement, and (ii) the amount of "fair consideration" (within the meaning of Article 10 of the New York Debtor Creditor Law as in effect on the date hereof) given, directly or indirectly, to such Guarantor during the period commencing on the date such Guarantor became a party to this Agreement and ending on such date of determination in exchange for its execution and delivery of this Agreement.

              "Copyright Collateral": all Copyrights, whether now owned or hereafter acquired by any Guarantor, including each Copyright identified in Schedule 5(l) hereto.

              "Copyrights": all copyrights, copyright registrations and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

              "Equity Interest": (i) with respect to a corporation, the capital stock thereof, (ii) with respect to a partnership, a partnership interest therein, all rights of a partner in such partnership, whether arising under the partnership agreement of such partnership or otherwise; (iii) with respect to a limited liability company, a membership interest therein, all rights of a member of such limited liability company, whether arising under the limited liability company agreement of such limited liability company or otherwise; (iv) with respect to any other firm, association, trust, business enterprise or other entity which is similar to any other Person listed in clauses (i), (ii) and
(iii), and this clause (iv), of this definition, any equity interest therein, any interest therein which entitles the holder thereof to share in the revenue, income, earnings or losses thereof or to vote or otherwise participate in any election of one or more members of the Managing Person thereof, and (v) all warrants and options in respect of any of the foregoing and all other securities which are convertible or exchangeable therefor.

              "Event of Default": as defined in Section 8.

              "Financing Statements": the UCC financing statements executed by the Guarantor and delivered pursuant to Section 5 of the Credit Agreement.

              "Franchise": with respect to any Person, a franchise, license, authorization or right to construct, own, operate, promote, extend and/or otherwise exploit any cable television system operated or to be operated by such Person granted by any state, county, city, town, village or other local government authority or by the FCC.

              "Grants of Security Interests": collectively, the Grant of Security Interest (Patents) and the Grant of Security Interest (Trademarks), in the form of Annexes C-1 and C-2 hereto, respectively, in each case appropriately completed and signed by the Guarantor.

              "Guarantor Obligations": with respect to each Guarantor, all of the obligations and liabilities of such Guarantor hereunder, whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired.

              "Insolvency Event": any Event of Default under Section 8.1(h) or
(i) of the Credit Agreement.

              "Intellectual Property": with respect to any Guarantor, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (i) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (ii) all licenses or user or other agreements granted to such Guarantor with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral, listed in Schedule 5(l) hereto;
(iii) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (iv) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (v) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (vi) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by such Guarantor; and (vii) all causes of action, claims and warranties now or hereafter owned or acquired by such Guarantor in respect of any of the items listed above. Notwithstanding the foregoing, Intellectual Property shall not include any Franchise, any network affiliation, programming or other similar contract, any agreement for the transmission and delivery of programming or any pole rental lease.

              "Motor Vehicles": shall mean motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership and including fuel, tires and spare parts therefor.

              "Net Worth": as of any date and with respect to each Guarantor, the lesser of the following:

                   (a)(i) all of such Guarantor's "property, at a fair valuation" (within the meaning of Section 101(32) of the Bankruptcy Code as in effect on the date hereof) on such date, minus (ii) the sum of such Guarantor's "debts" (within the meaning of Section 101(12) of the Bankruptcy Code as in effect on the date hereof) on such date other than such Guarantor's liability hereunder, and

                   (b)(i) the "fair salable value of the assets" (within the meaning of Article 10 of the New York Debtor Creditor Law as in effect on the date hereof) of such Guarantor on such date, minus (ii) "the amount that will be required to pay such Guarantor's probable liability on its existing debts as they become absolute and matured" (as such phrase would be construed under Article 10 of the New York Debtor Creditor Law as in effect on the date hereof) on such date other than such Guarantor's liability hereunder.

              "NYUCC": the UCC as in effect in the State of New York on the date hereof.

              "Office Location": as defined in Section 5(c).

              "Patent Collateral": all Patents, whether now owned or hereafter acquired by any Guarantor, including each Patent identified in Schedule 5(l).

              "Patents": all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

              "Proceeds": as defined in the NYUCC, together with (i) all dividends, distributions and income on and in respect of all of the Securities and Instruments and all other rights and benefits in respect thereof, and (ii) with respect to the Patents and Trademarks, all renewals thereof, all proceeds of infringement suits, all rights to sue for infringement, all license royalties, all reissues, divisions, continuations, extensions and continuations-in-part thereof.

              "Registrations": (i) patents issued under the laws of the United States of America, (ii) patent applications filed with the United States Patent and Trademark Office, and (iii) all registered trademarks.

              "Senior Indenture": the Indenture dated as of October 15, 1993 between the Borrower and Helicon Capital Corp. and the Trustee, as the same may be amended, modified or otherwise supplemented in accordance with Section 7.11 of the Credit Agreement.

              "Supplement": a Supplement to this Agreement, duly completed, in the form of Annex A hereto.

              "Trademark Collateral": all Trademarks, whether now owned or hereafter acquired by any Guarantor, including each Trademark identified in
Schedule 5(l) hereto. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

              "Trademarks": all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

              "Transaction Statement": a transaction statement in the form of Annex B hereto.

              "Trustee": Fleet National Bank (formerly known as Shawmut Bank Connecticut, National Association), as Trustee under the Senior Indenture, its successors and assigns.

              "UCC": with respect to any jurisdiction, Articles 1, 8 and 9 of the Uniform Commercial Code as from time to time in effect in such jurisdiction.

         (c) When used in this Agreement, the following capitalized terms shall have the respective meanings ascribed thereto in the NYUCC: "Certificated Security", "Issuer", "Secured Party", "Security", "Security Interest" and "Uncertificated Security".

    2.   Guaranty

         (a) Subject to Section 2(b) hereof, each Guarantor hereby absolutely, irrevocably and unconditionally guarantees the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the Borrower Obligations. This Agreement constitutes a guaranty of payment and neither the Agent nor any Lender shall have any obligation to enforce any Loan Document or any Rate Hedging Agreement or exercise any right or remedy with respect to any collateral security thereunder by any action, including making or perfecting any claim against any Person or any collateral security for any of the Borrower Obligations, prior to being entitled to the benefits of this Agreement. The Agent may, at its option, proceed against the Guarantors, or any one or more of them, in the first instance, to enforce the Guarantor Obligations without first proceeding against the Borrower or any other Person, and without first resorting to any other rights or remedies, as the Agent may deem advisable. In furtherance hereof, if the Agent or any Lender is prevented by law from collecting or otherwise hindered from collecting or otherwise enforcing any Borrower Obligation in accordance with its terms, the Agent or such Lender, as the case may be, shall be entitled to receive hereunder from the Guarantors after demand therefor, the sums which would have been otherwise due had such collection or enforcement not been prevented or hindered.

         (b) Notwithstanding anything to the contrary contained in this Agreement, the maximum liability of each Guarantor hereunder shall not, as of any date of determination, exceed the lesser of (i) the highest amount that is valid and enforceable against such Guarantor under principles of New York State contract law, and (ii) the sum of (A) all Consideration received by such Guarantor as of such date of determination, plus (B) 95% of the Net Worth of such Guarantor on such date of determination.

         (c) Each Guarantor agrees that the Guarantor Obligations may at any time and from time to time exceed the maximum liability of such Guarantor hereunder without impairing this Agreement or affecting the rights and remedies of the Agent or any Lender hereunder.

    3.   Absolute Obligation

         No Guarantor shall be released from liability hereunder unless and until either (a) the Credit Agreement shall have been terminated and the Borrower shall have paid in full in cash the outstanding principal balance of the Loans, together with all accrued interest thereon and all other sums then due and owing under the Loan Documents and the Rate Hedging Agreements, or (b) the Guarantor Obligations of such Guarantor shall have been paid in full in cash. Each Guarantor acknowledges and agrees that (i) neither the Agent nor any Lender has made any representation or warranty to such Guarantor with respect to the Borrower, its Subsidiaries, any Loan Document, any Rate Hedging Agreement, or any agreement, instrument or document executed or delivered in connection therewith, or any other matter whatsoever, and (ii) such Guarantor shall be liable hereunder, and such liability shall not be affected or impaired, irrespective of (A) the validity or enforceability of any Loan Document, any Rate Hedging Agreement, or any agreement, instrument or document executed or delivered in connection therewith, or the collectability of any of the Borrower Obligations, (B) the preference or priority ranking with respect to any of the Borrower Obligations, (C) the existence, validity, enforceability or perfection of any security interest or collateral security under any Loan Document, or any Rate Hedging Agreement, or the release, exchange, substitution or loss or impairment of any such security interest or collateral security, (D) any failure, delay, neglect or omission by the Agent or any Lender to realize upon, enforce or protect any direct or indirect collateral security, indebtedness, liability or obligation, any Loan Document, any Rate Hedging Agreement, or any agreement, instrument or document executed or delivered in connection therewith, or any of the Borrower Obligations, (E) the existence or exercise of any right of set- off by the Agent or any Lender, (F) the existence, validity or enforceability of any other guaranty with respect to any of the Borrower Obligations, the liability of any other Person in respect of any of the Borrower Obligations, or the release of any such Person or any other guarantor of any of the Borrower Obligations,
(G) any act or omission of the Agent or any Lender in connection with the administration of any Loan Document, any Rate Hedging Agreement, or any of the Borrower Obligations, (H) the bankruptcy, insolvency, reorganization or receivership of, or any other proceeding for the relief of debtors commenced by or against, any Person, (I) the disaffirmance or rejection, or the purported disaffirmance or purported rejection, of any of the Borrower Obligations, any Loan Document, any Rate Hedging Agreement, or any agreement, instrument or document executed or delivered in connection therewith, in any bankruptcy, insolvency, reorganization or receivership, or any other proceeding for the relief of debtor, relating to any Person, (J) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of any Loan Document, any Rate Hedging Agreement, or any agreement, instrument or document executed or delivered in connection therewith or any of the Borrower Obligations, or which might cause or permit to be invoked any alteration in the time, amount, manner or payment or performance of any of the Borrower's obligations and liabilities (including the Borrower Obligations), (K) the merger or consolidation of the Borrower into or with any Person, (L) the sale by the Borrower of all or any part of its assets, (M) the fact that at any time and from time to time none of the Borrower Obligations may be outstanding or owing to the Agent or any Lender, (N) any amendment or modification of, or supplement to, any Loan Document or any Rate Hedging Agreement or (O) any other reason or circumstance which might otherwise constitute a defense available to or a discharge of the Borrower in respect of its obligations or liabilities (including the Borrower Obligations) or of such Guarantor in respect of any of the Guarantor Obligations (other than by the performance in full thereof).

    4.   Grant of Security Interest

         To secure the prompt and complete payment, observance and performance of the Guarantor Obligations, each Guarantor hereby grants to the Agent, for its benefit and the ratable benefit of the Lenders and the Rate Protection Lenders, a Security Interest in and to all of such Guarantor's right, title and interest in and to the following:

         (a) the shares of common stock evidenced by the certificates identified in Schedule 4(e) hereto and all other shares of capital stock of whatever class of any Subsidiary, now or hereafter owned by such Guarantor, in each case together with the certificates evidencing the same (collectively, the "Pledged Stock");

         (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription, warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

         (c) without affecting the obligations of such Guarantor under any provision prohibiting such action under any of the Loan Documents, in the event of any consolidation or merger in which any issuer of Stock Collateral is not the surviving corporation, all shares of each class of the capital stock owned by such Guarantor of the successor corporation formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (a) or (b) above and this clause (c) being herein collectively called the "Stock Collateral";

         (d)  the general or limited partnership interest identified on
Schedule 4(e) hereto and all other partnership interest of whatever type of any Subsidiary, now or hereafter owned by such Guarantor (collectively, the "Pledged Partnership Interest");

         (e) all partnership interests, securities, moneys or property representing a distribution or return of capital upon or in respect of the Pledged Partnership Interest, or resulting from a revision, reclassification or other like change of the Pledged Partnership Interest or otherwise received in exchange therefor, and any subscription, warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Partnership Interest;

         (f) without affecting the obligations of such Guarantor under any provision prohibiting such action under any of the Loan Documents, in the event of any consolidation or merger, or a like combination in which any issuer of Partnership Collateral is not the surviving entity, all partnership interests owned by such Guarantor of the successor entity formed by or resulting from such consolidation or merger or a like combination (the Pledged Partnership Interest, together with all other partnership interests, securities, properties or moneys as may from time to time be pledged hereunder pursuant to clause (d) or (e) above and this clause (f) being herein collectively called the "Partnership Collateral");

         (g) all accounts and general intangibles (each as defined in the NYUCC) of such Guarantor constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to such Guarantor in respect of any loans or advances due to such Guarantor in respect of any loans or advances or for Inventory or Equipment or other good sold or leased or for services rendered, all moneys due and to become due to such Guarantor under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by such Guarantor and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein collectively called "Accounts");

         (h) all instruments, chattel paper and letters of credit (each as defined in the NYUCC) of such Guarantor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but no limited to) promissory notes, drafts, bills or exchange and trade acceptances (herein collectively called "Instruments");

         (i) all inventory (as defined in the NYUCC) of such Guarantor, including spare parts (other than for Motor Vehicles), all goods obtained by such Guarantor in exchange for such inventory, and any products made or processed from such inventory including all substances, if any, commingled therewith or added thereto (herein collectively called "Inventory");

         (j) all other accounts and general intangibles (each as defined in the NYUCC) of such Guarantor not constituting Accounts;

         (k) all equipment (as defined in the NYUCC) owned by such Guarantor, including all furniture, fixtures, office supplies, machinery, head-ends, cameras and other studio equipment, amplifiers, transmitters, converters and similar equipment, cables, antennae, earth stations, connections, towers and associated equipment, all other tangible personal property used in the operation of any cable television systems or franchises (herein collectively called "Equipment");

         (l) each contract and other agreement of such Guarantor relating to the sale or other disposition of Inventory or Equipment;

         (m) all documents of title (as defined in the NYUCC) or other receipts of such Guarantor covering, evidencing or representing Inventory or Equipment (herein collectively called "Documents");

         (n) all rights, claims and benefits of such Guarantor against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by such Guarantor, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

         (o)  the balance from time to time in the Collateral Account;

         (p) to the extent permitted by the terms thereof, (i) all Franchises, including, without limitation, each of the Franchises described in Part A of
Schedule 4(p) attached hereto; (ii) all other franchises, licenses, authorizations or rights to construct, own, operate, promote, extend and/or otherwise exploit any cable television system operated or to be operated by such Guarantor granted by the state, county, city, town, village or other local government authority and other governmental licenses, franchises, permits, operating rights and other rights; (iii) all construction, engineering, management and related or similar contracts or binding commitments or understandings, with respect to the construction, installation and operation of cable television systems, including, without limitation, each of the contracts and agreements described in Part B of Schedule 4(p) attached hereto; (iv) all network affiliation, programing, retransmission and other similar contracts and agreements with licensed common carriers or others for the transmission or retransmission and delivery of programming to subscribers or others (including, without limitation, the non-cancelable assignment and sublease of all such contracts and agreements made by Helicon Corp. for the benefit of a Guarantor), including, without limitation, each of the contracts and agreements described in Part C of Schedule 4(p) attached hereto; (v) to the extent permitted by the terms thereof, all leases of property, whether real, personal or mixed, including, without limitation, the leases described in Part D of Schedule 4(p) attached hereto;
(vi) all pole rental leases and similar agreements, including, without limitation, the agreements described in Part E of Schedule 4(p) hereto, to the extent permitted by the terms thereof; and (vii) all contracts, agreements and understandings with subscribers and all subscribers, customer and vendor lists;

         (q) all other tangible and intangible property of such Guarantor, including, without limitation, all Proceeds, products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Guarantor described in the preceding clauses of this Section 4 (including, without limitation, any proceeds of insurance thereof (subject to the right to use such proceeds for repair or replacement specified in Section 6.5(b) of the Credit Agreement and, to the extent related to any property described in said clauses or such Proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Guarantor or any computer bureau or service company from time to time acting for such Guarantor;

provided that, notwithstanding the foregoing to the contrary, the Security Interest granted herein shall not include Motor Vehicles or agreements that by their terms cannot be assigned after the use by such Guarantor of its reasonable best efforts to obtain consent to assignment;

(all of the foregoing, collectively, the "Collateral").

    5.   Representations and Warranties

         Each Guarantor hereby represents and warrants to the Agent as follows:

              (a) Binding Obligation. This Agreement constitutes the valid and binding obligation of such Guarantor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws related to or affecting the enforcement of creditors' rights generally.

              (b) Solvency. Such Guarantor (if the Current Guarantor, both immediately before and after giving effect to this Agreement and to all Indebtedness incurred by the Borrower in connection with the Loan Documents or, if an Additional Guarantor, immediately before and after giving effect to this Agreement) (i) is not insolvent, (ii) is not engaged, and is not about to engage, in any business or transaction, for which it has unreasonably small capital, and (iii) does not intend to incur, and does not believe that it would incur, debts that would be beyond its ability to pay such debts as they mature, in each case referred to above within the meaning of both the Bankruptcy Code and Article 10 of New York Debtor Credit Law, each as in effect on the date hereof.

              (c) Chief Executive Office. As of the date hereof, such Guarantor's place of business or, if such Guarantor has more than one place of business, its chief executive office, is, and has been continuously for the immediately preceding 5 month period, located (the "Office Location") at, (i) if such Guarantor is the Current Guarantor, the address set forth in Section 12, or
(ii) if such Guarantor is an Additional Guarantor, the address therefor set forth on Schedule 5(c) to the Supplement delivered by such Additional Guarantor. Such Guarantor, (i) in the case of the Current Guarantor, has not changed its legal name since its formation, and (ii) in the case of an Additional Guarantor, has not changed its legal name during the 6 year period immediately preceding the date it became a Guarantor hereunder, except as otherwise disclosed on the Supplement delivered by such Additional Guarantor.

              (d) Information. If such Guarantor is the Current Guarantor, all of the information with respect to such Guarantor, or any of its Property, set forth on each of the Schedules hereto is true, complete and correct as of the date hereof. If such Guarantor is an Additional Guarantor, all of the information with respect to such Guarantor, or any of its Property, set forth on each of the Schedules to the Supplement delivered by such Additional Guarantor is true, complete and correct as of the date of such Supplement. All of such Guarantor's books, records and documents relating to its Guarantor Collateral are in all material respects what they purport to be.

              (e) Security Interest. This Agreement, together with the delivery to the Agent of the Certificated

Securities constituting Collateral and the continuous possession thereof by the Agent in the State of New York, creates a continuing "enforceable" Security Interest in the Collateral in favor of the Agent. Upon (i) the presentation for filing of the Financing Statements at the respective offices listed thereon together with the appropriate filing fee therefor, (ii) the delivery to the Agent of the Instruments constituting the Collateral, (iii) the registration, in accordance with Article 8 of the NYUCC, of the Security Interest granted hereby on the books of each Person which is an Issuer of an Uncertificated Security constituting the Collateral, and (iv) the filing of the Grants of Security Interests in the United States Patent and Trademark Office with respect to Patents, Registrations, and Trademarks, (A) such Security Interest shall be perfected, and (B) assuming that the Agent has acted in "good faith and without notice of any adverse claim" within the meaning of Article 8 of the NYUCC, the Agent shall be a "bona fide purchaser", within the meaning of such Article, with respect to the Collateral consisting of Securities.

              (f) Absence of Liens. There are no Liens upon the Collateral other than Permitted Liens.

              (g) Equity Interests. With respect to the Current Guarantor, the Equity Interests listed on Schedule 5(g) hereto constitute, as of the date hereof, and with respect to each Additional Guarantor, the Equity Interests listed on Schedule 5(g) to the Supplement delivered by such Additional Guarantor constitute, as of the date of such Supplement, all of the Equity Interests in each Subsidiary in which such Guarantor has any right, title or interest, and each such Equity Interest issued by a corporate Issuer has been duly authorized, validly issued and fully paid for, and is non-assessable.

              (h) Chattel Paper, Documents and Instruments. With respect to the Current Guarantor, the chattel paper, documents and instruments listed on
Schedule 5(h) hereto constitute, as of the date hereof, and with respect to each Additional Guarantor, the chattel paper, documents and instruments listed on
Schedule 5(h) to the Supplement delivered by such Additional Guarantor constitute, as of the date of such Supplement, all of the material chattel paper, documents and instruments which constitute the Collateral, and, to the best of such Guarantor's knowledge, all such Chattel Paper, Documents and Instruments have been duly authorized, issued and delivered, and constitute the legal, valid, binding and enforceable obligations of the respective makers thereof.

              (i) Accounts. As of the date hereof, all records concerning any Account constituting the Collateral are located at its Office Location, and no such Account is evidenced by a promissory note or other instrument.

              (j) Equipment and Inventory. Except for Equipment and Inventory in transit with common carriers, such Guarantor has exclusive possession and control of all Equipment and Inventory constituting the Collateral, all of which is as of the date hereof and has been continuously for the 5 month period immediately preceding the date hereof (or, in the case of an Additional Guarantor, the date of the Supplement delivered by such Additional Guarantor), located at one or more of the places listed on (i) if such Guarantor is the Current Guarantor, Schedule 5(j) hereto hereto, and (ii) if such Guarantor is an Additional Guarantor, Schedule 5(j) hereto to the Supplement delivered by such Additional Guarantor.

              (k)  Franchises and Related Agreements.  Parts (A) through (E) of
Schedule 4(p) hereto contain, as of the date hereof, a listing, that is true, correct and complete in all material respects, of the items called for by the headings contained in each such part in respect of (i) all CATV Franchises issued in the name of or in which such Guarantor (or its immediate predecessor) has an interest and (ii) all (A) construction, engineering, management and related or similar contracts, agreements or binding commitments or understandings, (B) network affiliation, programming and other similar contracts and agreements with licensed common carriers or others for the transmission and delivery of programming to subscribers or others, (C) leases of property, whether real, personal or mixed, and (D) pole rental leases, to which such Guarantor (or its immediate predecessor) is party or by which it or its properties are bound or affected; provided that in the case of each of the foregoing items that is owned by an immediate predecessor of such Guarantor and that has not been transferred to such Guarantor because a consent necessary to effect such transfer has not been obtained, such Guarantor shall describe all such items in the appropriate parts of Schedule 4(p) hereto and shall designate such items as lacking a consent to transfer, provided, further, that such Guarantor shall use its best efforts to obtain all such consents, and provided, further, that until all such consents have been obtained, such Guarantor shall give the Agent written notice, not less often than quarterly, of which such consents have not been obtained.

              (l) Intellectual Property. Schedule 5(l) hereto sets forth under the name of each Guarantor a complete and correct list of all Copyrights, Patents and Trademarks owned by such Guarantor on the date hereof; except pursuant to licenses and other user agreements entered into by such Guarantor in the ordinary course of business, which are listed in Schedule 5(l) hereto, such Guarantor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any Copyright, Patent or Trademark listed in said Schedule 5(l), and all registrations listed in said Schedule 5(l) are valid and in full force and effect; except as may be set forth in said Schedule 5(l), such Guarantor owns and possesses the right to use all Copyrights, Patents and Trademarks.

    6.   Covenants

         Each Guarantor covenants with the Agent as follows:

              (a) Chief Executive Office. Such Guarantor shall maintain its place of business, or if it has more than one place of business, its chief executive office, at the Office Location or at such other location in respect of which (i) such Guarantor shall have provided the Agent with prior written notice thereof, and (ii) UCC financing statements (or amendments thereto), in form and substance reasonably satisfactory to the Agent, shall have been filed within two months of such change.

              (b) Further Assurances. Such Guarantor shall, at its own expense, promptly execute and deliver all certificates, documents, instruments, financing and continuation statements and amendments thereto, notices and other agreements, and take all further action, that the Agent may reasonably request from time to time, in order to perfect and protect the Security Interest granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Such Guarantor hereby irrevocably appoints the Agent as such Guarantor's true and lawful attorney-in-fact, in the name, place and stead of such Guarantor, to perform on behalf of such Guarantor any and all obligations of such Guarantor under this Agreement, and such Guarantor agrees that the power of attorney herein granted constitutes a power coupled with an interest, provided, however, that the Agent shall have no obligation to perform any such obligation and such performance shall be at the sole cost and expense of such Guarantor. If such Guarantor fails to comply with any of its obligations hereunder, the Agent may do so in such Guarantor's name or in the Agent's name, but at such Guarantor's expense, and such Guarantor hereby agrees to reimburse the Agent in full for all reasonable expenses, including reasonable attorney's fees, incurred by the Agent in connection therewith.

              (c) Information. Such Guarantor shall, at its own expense, furnish to the Agent such information, reports, statements and schedules with respect to the Collateral as the Agent may reasonably request from time to time.

              (d) Defense of Collateral. Such Guarantor shall, at its own expense, defend the Collateral against all claims of any kind or nature (other than Permitted Liens, if any) of all Persons at any time claiming the same or any interest therein adverse to the interests of the Agent, any Rate Protection Lender or any Lender, and such Guarantor shall not cause, permit or suffer to exist any Lien upon the Collateral other than Permitted Liens, if any.

              (e) Uncertificated Securities. Such Guarantor shall cause each Person which is an Issuer of an Uncertificated Security constituting the Collateral (i) to register the Security Interest granted hereby upon the books of such Person in accordance with Article 8 of the NYUCC, and (ii) to issue to the Agent an initial Transaction Statement and issue to the Agent subsequent Transaction Statements in accordance with Section 8-408 of the UCC in effect in the State of New York.

              (f) Delivery of Pledged Collateral. Each Certificated Security representing an Equity Interest in a Person which is or shall become a Subsidiary of the Borrower shall be promptly delivered to the Agent, to be held by the Agent pursuant hereto, in suitable form for transfer by delivery or accompanied by duly executed documents of transfer or assignment in blank, all in form and substance satisfactory to the Agent. Such Guarantor agrees that until so delivered, each such Certificated Security shall be held by such Guarantor in trust for the benefit of the Agent and be segregated from the other Property of such Guarantor.

              (g) Chattel Paper, Documents and Instruments. All of the instruments, documents and chattel paper now or hereafter owned by or in the possession of such Guarantor which constitute the Collateral (other than checks received in the ordinary course of collection) shall be promptly delivered to the Agent, to be held by the Agent pursuant hereto, in suitable form for transfer by delivery or accompanied by duly executed documents of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent. Such Guarantor agrees that, with respect to all items of the Collateral which it is or shall hereafter be obligated to deliver to the Agent, until so delivered such items shall be held by such Guarantor in trust for the benefit of the Agent and be segregated from the other Property of such Guarantor.

              (h) Accounts. Except as otherwise provided in this subsection, such Guarantor shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due to such Guarantor in respect of such Guarantor's Accounts and, prior to the occurrence of an Event of Default, such Guarantor shall have the right to adjust, settle or compromise the amount or payment of any such Account, all in accordance with its customary practices. In connection with such collections, such Guarantor may take and, at the direction of the Agent at any time that an Event of Default shall have occurred and be continuing shall take, such action as such Guarantor or the Agent may reasonably deem necessary or advisable to enforce collection of such Accounts.

              (i) Equipment and Inventory. Such Guarantor shall keep the Equipment and Inventory constituting the Collateral at the places listed on (i) if such Guarantor is the Current Guarantor, Schedule 5(l) hereto, and (ii) if such Guarantor is an Additional Guarantor, Schedule 5(l) to the Supplement delivered by such Guarantor, and at such other places located within the United States in respect of which (A) such Guarantor shall have provided the Agent with prior written notice, and (B) UCC financing statements (or amendments thereto), in form and substance satisfactory to the Agent, shall have been filed within two months of such change. Such Guarantor shall promptly furnish to the Agent a statement respecting any material loss or damage to any of the Equipment or Inventory constituting the Collateral except to the extent that such loss or damage shall be insured pursuant to policies required to be maintained pursuant to the Credit Agreement.

              (j)  Mortgages.  Within six months after the
date hereof, and promptly upon acquisition of any interest in real estate acquired after the date hereof, each Guarantor shall execute and file, and deliver to the Agent evidence of the filing of and a copy of, a mortgage or assignment, in form and substance satisfactory to the Agent, with respect to such real estate (and any related fixtures) and, in connection therewith, deliver to the Agent such title insurance policies, surveys, environmental reports and other documents as the Agent shall reasonably require, provided that such Guarantor shall not be required to execute a mortgage with respect to any interest in real estate that in the judgement of the Board of Directors of the Borrower, as evidenced by a resolution of its board of directors, is not material to the operations of the CATV Systems, taken as a whole, and provided, further, that such Guarantor shall not be required to assign any leasehold estate if such estate is non- assignable by the terms of the applicable lease after the use by such Guarantor of its reasonable best efforts to obtain consent to the assignment. Any such mortgage with respect to property located in or otherwise related to West Virginia shall contain, in addition to any other provisions required by the Agent, the substance set forth in Section 19(b) of this Agreement.

              (k)  Intellectual Property. Each Guarantor shall give to the
Agent prompt written notice thereof in the event that such Guarantor shall obtain any right to any new Intellectual Property or to any reissue, division, continuation, renewal, extension, or continuation-in-part of any Intellectual Property. Each Guarantor shall prosecute diligently any applications of the Intellectual Property constituting Collateral pending as of the date of this Agreement or thereafter, and preserve and maintain all rights in applications of Intellectual Property constituting Collateral consistent with past practice, including the payment of all maintenance fees. Each Guarantor shall not abandon any right to file an application or any pending application for any Intellectual Property unless the failure so to do could not reasonably be expected to have a Material Adverse Effect. Each Guarantor agrees that it will not enter into any agreement, including a license agreement, with respect to any Intellectual Property which is inconsistent with its past practices of licensing Intellectual Property as the case may be.

    7.   Other Agreements of the Guarantors

              (a) No Duty to Preserve. Except as otherwise required by law, each Guarantor agrees that, with respect to the Collateral, neither the Agent, any Rate Protection Lender nor any Lender has any obligation to preserve rights against prior or third parties.

              (b) Agent's Duty With Respect to Collateral. Each Guarantor agrees that the Agent's only duty with respect to the Collateral delivered to the Agent shall be to use reasonable care in the custody and preservation of the Collateral, and each Guarantor agrees that if the Agent accords the Collateral substantially the same kind of care as the Agent accords its own Property, such care shall conclusively be deemed reasonable. In the event that all or any part of the Certificated Securities or Instruments constituting the Collateral are lost, destroyed or wrongfully taken while such Certificated Securities or Instruments are in the possession of the Agent, each Guarantor agrees that it will use its best efforts to cause the delivery of new Certificated Securities or Instruments in place of the lost, destroyed or wrongfully taken Certificated Securities or Instruments upon request therefor by the Agent, without the necessity of any indemnity bond or other security, other than the Agent's agreement of indemnity upon usual and customary terms therefor. Anything herein to the contrary notwithstanding, the Agent shall not be under any duty to send notices, perform services, exercise any rights of collection, enforcement, conversion or exchange, vote, pay for insurance, taxes or other charges or take any action of any kind in connection with the management of the Collateral.

              (c) Liability of Guarantors under Contracts and Agreements Included in the Collateral. Anything herein to the contrary notwithstanding, (i) each Guarantor shall remain liable under the contracts and agreements to which it is a party and which is included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Agent, any Rate Protection Lender or any Lender of any of its rights hereunder shall not release any Guarantor from any of its duties or obligations under any such contract or agreement, (iii) neither the Agent, any Rate Protection Lender nor any Lender shall have any obligation or liability, including indemnification obligations, under any such contract or agreement by reason of this Agreement, nor shall the Agent, any Rate Protection Lender or any Lender be obligated to perform any of the obligations or duties of any Guarantor thereunder, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by any Guarantor or the sufficiency of any performance by any party under any such contract or agreement or to take any action to collect or enforce any claim for payment assigned hereunder, and (iv) neither the Agent, any Rate Protection Lender nor any Lender shall be under any duty to send notices, perform services, exercise any rights of collection, enforcement, conversion or exchange, vote, pay for insurance, taxes or other charges or take any action of any kind in connection with the management of the Collateral.

              (d) Intellectual Property. (i) For the purpose of enabling the Agent to exercise rights and remedies under Section 9 hereof at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Guarantor hereby grants to the Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Guarantor) to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Guarantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

    8.   Events of Default

         Each of the following shall constitute an "Event of Default":

         (a) The failure of any Guarantor to observe or perform any term, covenant or agreement contained in this Agreement and such failure shall have continued unremedied for a period of 30 days after such Guarantor shall have obtained knowledge thereof; or

         (b) The occurrence and continuance of an Event of Default under, and as such term is defined in, the Credit Agreement.

    9.   Remedies

         (a) Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, the Agent may:

              (i) exercise any and all rights and remedies (A) granted to a Secured Party by the UCC in effect in the State of New York or otherwise allowed at law, and (B) otherwise provided by this Agreement, and

              (ii) dispose of the Collateral as it may choose, so long as every aspect of the disposition including the method, manner, time, place and terms are commercially reasonable, and each Guarantor agrees that, without limitation, the following are each commercially reasonable: (A) the Agent shall not in any event be required to give more than 10 days' prior notice to the Guarantors of any such disposition, (B) any place within the City of New York or the Counties of Nassau, Suffolk, and Westchester may be designated by the Agent for disposition, and (C) the Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         (b) Each Guarantor acknowledges and agrees that the Agent may elect, with respect to the offer or sale of any or all of the Equity Interests constituting the Collateral, to conduct such offer and sale in such a manner as to avoid the need for registration or qualification of such Equity Interests or the offer and sale thereof under any Federal or state securities laws and that the Agent is authorized to comply with any limitation or restriction in connection with such sale as counsel may advise the Agent is reasonably necessary in order to avoid any violation of applicable law, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Equity Interests, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority. Each Guarantor further acknowledges and agrees that any such transaction may be at prices and on terms less favorable than those which may be obtained through a public sale and not subject to such restrictions and agrees that, notwithstanding the foregoing, the Agent is under no obligation to conduct any such public sale and may elect to impose any or all of the foregoing restrictions, or any other restrictions which may be reasonably necessary in order to avoid any such registration or qualification, at its sole discretion or with the consent or direction of the Required Lenders, and that any such offer and sale so conducted shall be deemed to have been made in a commercially reasonable manner.

         (c) To the extent permitted by law, each Guarantor hereby expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Agreement.

    10.  Voting

         Notwithstanding anything to the contrary contained in this Agreement, each Guarantor shall have the right to vote all Securities constituting its Collateral and receive and retain all dividends and distributions thereon until such time, if any, as an Event of Default shall have occurred and be continuing and the Agent shall have notified such Guarantor that the Agent shall have elected to terminate the rights of such Guarantor under this Section, at which time the Agent shall then be vested with the right to vote all Securities constituting the Collateral and receive and retain all dividends and distributions thereon, until such time as such Event of Default is cured or waived.

    11.  Termination

         On any date upon which the Credit Agreement shall have been terminated and the Obligations shall have been indefeasibly paid in full in cash, the Liens granted hereby shall cease and the Agent shall, at the Guarantors' expense (A) execute and deliver all UCC Termination Statements which the Guarantors shall have reasonably requested, and (B) return to the Guarantors all their respective Collateral which shall remain in the possession of the Agent at such time.

    12.  Notices

         All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, one Business Day after having been sent by overnight courier service, or three Business Days after having been deposited in the mail, first-class postage prepaid, or, in the case of notice by telecopy, when sent, addressed, in the case of Agent, to its address set forth in Section 10.2 of the Credit Agreement, and in the case of each Guarantor, addressed as follows, or addressed to such other addresses as to which any party hereto may notify the other parties hereto in writing (except that a notice of change of address shall be deemed to be effective only when actually received):

         Helicon Capital Corp.
         630 Palisades Avenue
         Englewood, New Jersey  07632
         Attention: Herbert J. Roberts,
                        Senior VP, CFO and Treasurer

         Telephone: (201) 568-7720
         Facsimile: (201) 568-6228


    with a copy, in the case of notice of the occurrence of an Event of Default, to:

         Helicon Capital Corp.
         630 Palisades Avenue
         Englewood, New Jersey  07632
         Attention: General Counsel

         Telephone: (201) 568-7720
         Facsimile: (201) 568-6228

    Any party hereto may rely on signatures of the parties hereto which are transmitted by telecopy or other electronic means as fully as if originally signed.

    13.  Expenses

         Each Guarantor agrees that it shall, upon demand, pay to the Agent any and all reasonable out-of-pocket sums, costs and expenses which the Agent or any Lender may pay or incur defending, protecting or enforcing this Agreement (whether suit is instituted or not), including reasonable attorneys' fees and disbursements. All sums, costs and expenses which are due and payable pursuant to this Section shall bear interest, payable on demand, at the highest rate then payable on the Borrower Obligations.

    14.  Repayment in Bankruptcy, etc.

         If, at any time or times subsequent to the payment of all or any part of the Borrower Obligations or the Guarantor Obligations, the Agent or any Lender shall be required to repay any amounts previously paid by or on behalf of the Borrower or any Guarantor in reduction thereof by virtue of an order of any court having jurisdiction in the premises, as a result of an adjudication that such amounts constituted preferential payments or fraudulent conveyances, the Guarantors unconditionally agree to pay to the Agent within 10 days after demand a sum in cash equal to the amount of such repayment, together with interest on such amount from the date of such repayment by the Agent or such Lender, as the case may be, to the date of payment to the Agent at the applicable after-maturity rate set forth in the Credit Agreement.

    15.  Additional Guarantors

         Upon the execution and delivery to the Agent of a Supplement by any Person, appropriately acknowledged, such Person shall be a Guarantor.

    16.  No Subrogation

         Each Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against the Borrower, any other Guarantor or any other Person directly or contingently liable for the Obligations, or against or with respect to the Borrower's or such other Guarantor's Property, arising from the existence or performance of this Agreement until the Credit Agreement has been terminated and the Borrower Obligations have been indefeasibly paid in full in cash.

    17.  Miscellaneous

         (a) Except as otherwise expressly provided in this Agreement, each Guarantor hereby waives presentment, demand for payment, notice of default, nonperformance and dishonor, protest and notice of protest of or in respect of this Agreement, the other Loan Documents, each Rate Hedging Agreement, and the Borrower Obligations, notice of acceptance of this Agreement and reliance hereupon by the Agent and each Lender, and the incurrence of any of the Borrower Obligations, notice of any sale of collateral security or any default of any sort.

         (b) No Guarantor is relying upon the Agent or any Lender to provide to such Guarantor any information concerning the Borrower or any of its Subsidiaries, and each Guarantor has made arrangements satisfactory to such Guarantor to obtain from the Borrower on a continuing basis such information concerning the Borrower and its Subsidiaries as such Guarantor may desire.

         (c) Each Guarantor agrees that any statement of account with respect to the Borrower Obligations from the Agent or any Lender to the Borrower which binds the Borrower shall also be binding upon such Guarantor, and that copies of said statements of account maintained in the regular course of the Agent's or such Lender's business, as the case may be, may be used in evidence against such Guarantor in order to establish its Guarantor Obligations.

         (d) Each Guarantor acknowledges that it has received a copy of the Loan Documents and each Rate Hedging Agreement and has approved of the same. In addition, such Guarantor acknowledges having read each Loan Document and each such Rate Hedging Agreement and having had the advice of counsel in connection with all matters concerning its execution and delivery of this Agreement.

         (e) No Guarantor may assign any right, or delegate any duty, it may have under this Agreement.

         (f) This Agreement is the "Subsidiary Guaranty" under, and as such term is defined in, the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof. Each of the Agent and the Guarantors acknowledges that certain provisions of the Credit Agreement, Sections 1.1 (Definitions), 1.2 (Principles of Construction), 10.1 (Amendments and Waivers), 10.2 (Notices), 10.3 (No Waiver; Cumulative Remedies), 10.4 (Survival of Representations and Warranties and Certain Obligations), 10.7 (Assignments and Participations), 10.9 (Limitation of Liability), 10.10 (Counterparts), 10.12 (Governmental and Regulatory Authorities), 10.13 (Construction), 10.14 (Governing Law), 10.15 (Headings Descriptive), 10.16 (Severability), 10.17 (Integration), 10.18 (Consent to Jurisdiction), 10.19 (Service of Process), 10.20 (No Limitation on Service or Suit) and 10.21 (WAIVER OF TRIAL BY JURY) thereof, are made applicable to this Agreement and all such provisions are incorporated by reference herein as if fully set forth herein.

    18. Intercreditor Agreement. As between the Agent and the Trustee, this Agreement is subject to the terms of the Intercreditor Agreement executed and delivered pursuant to Section 5.26 of the Credit Agreement.

    19.  Approvals.

         (a) In General. Any provisions contained herein to the contrary notwithstanding, no action shall be taken hereunder by the Agent and/or Lenders with respect to any item of the Collateral unless and until all applicable requirements (if any) of any Federal or state or local laws, rules and regulations of regulatory or governmental bodies applicable to or having jurisdiction over the cable television industry, and all applicable conditions (if any) of such item of Collateral that is a contract, Franchise, Franchise agreement, license or similar operating right held by a Guarantor have been satisfied with respect to such action and there have been obtained such consents, approvals and authorizations (if any) as may be required to be obtained from any Governmental Authority or other Person under the terms of any Franchise, Franchise agreement, license or similar operating right held by such Guarantor, or under any other contract to which such Guarantor is a party, that is included in the Collateral. It is the intention of the parties hereto that the Liens in favor of the Agent and the Lenders in the Collateral shall in all relevant respects be subject to and governed by said statutes, rules and regulations and that nothing in this Agreement shall be construed to diminish the control exercised by a Guarantor except in accordance with the provisions of such statutory requirements and rules and regulations. Each Guarantor agrees that, upon request from time to time by the Agent, it shall use its reasonable best efforts to obtain any governmental, regulatory or third party consents, approvals or authorizations referred to in this Section 13(a). Upon the exercise by the Agent and/or Lenders of any power, right, privilege or remedy pursuant to this Agreement which requires any such consent, approval or authorization or any other consent, approval authorization registration or qualification of any Governmental Authority or other Person, each Guarantor shall execute and delivery, or shall cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Agent and/or Lenders may be required to obtain for such consent, approval, registration, qualification or authorization.

         (b) Certain West Virginia Collateral. Notwithstanding anything to the contrary in any Loan Document, a default or assignment under any agreements does not constitute automatic transfer or any Franchise for any CATV System in the State of West Virginia. The appropriate franchise authority's approval must be sought before the transfer of any such Franchise in accordance with W. Va. Code
Section 5-18-15 and Rule Section 187-1-11, Series 1.

         In the event of any act of default, the parties/petitioners agree to notify the relevant franchise authorities in the State of West Virginia and West Virginia Cable Television Advisory Board within seven (7) days of such; this notification will give such franchise authorities and said Board the opportunity to determine if such default would cause inadequate, unsafe or unreliable service in violation of W. Va. Code Section 5-18-17.

    IN EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Subsidiary Guaranty and Security Agreement to be duly executed on its behalf.


                             HELICON CAPITAL CORP.


                             By:_______________________________
                             Name:_____________________________
                             Title:____________________________




                             THE HELICON GROUP, L.P.

                             By:  Baum Investments, Inc., its
                                  General Partner


                             By:______________________________
                             Name:____________________________
                             Title:___________________________


                             BANQUE PARIBAS, as Agent


                             By:_____________________________
                             Name:___________________________
                             Title:__________________________


                             By:
                             Name:
                             Title: